UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 22, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Bylaws

On August 22, 2022, the Board of Directors (the “Board”) of UpHealth, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), effective as of August 22, 2022. The Bylaws include the following amendments:

Article II, Section 2.2 of the existing Bylaws has been amended to provide that the place, time and date of special meetings of stockholders shall be determined by the Board and stated by the Board in the Company’s notice of the meeting. The amendment further provides that any special meeting previously called may be cancelled upon the affirmative vote of two-thirds of the total number of authorized directors, whether or not there are any vacancies in previously authorized directorships or unfilled newly created directorships (the “Whole Board”).

Article II, Section 2.3 of the existing Bylaws has been amended to provide that written notice of each stockholders meeting shall be given by the Company, and may not be given by any other person. The amendment further provides that the purposes or purposes for which any special meeting is called shall be determined by the Board in its sole discretion pursuant to a resolution adopted by two-thirds of the Whole Board, and the business transacted at such meeting shall be limited to the matters so stated by the Board in the Company’s notice of meeting (or any supplement thereto).

Article II, Section 2.7(a) of the existing Bylaws has been amended to update the advance notice and related procedural and disclosure requirements by which a stockholder (the “Proposing Stockholder”) may propose business in connection with an annual meeting of stockholders, and to provide additional requirements for the valid proposal of business. The amendment requires the Proposing Stockholder to give timely notice of the proposed business, even if such matter is already the subject of any notice to the stockholders or public announcement from the Board, and further provides that the public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period, or extend any time period, for the giving of a stockholder’s notice. The amendment also requires the Proposing Stockholder to set forth in such stockholder’s notice (a) information regarding (i) the Proposing Stockholder, (ii) the Proposing Stockholder’s ownership of securities in the Company, (iii) the proposed business and related information, (iv) certain agreements, arrangements or understandings entered into by the Proposing Stockholder, (v) certain material interests and (vi) other stockholders (including beneficial and record owners) known by the Proposing Stockholder to support the proposal, and to make written representations with respect to certain of the foregoing matters, and (b) a representation that the Proposing Stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the Proposing Stockholder (or a qualified representative) intends to appear at the annual meeting to bring such business before the meeting.

Article II, Section 2.7(b) of the existing Bylaws has been amended to provide that the only business to be conducted at a special meeting of stockholders shall be as determined by two-thirds of the Whole Board in its sole discretion in accordance with Section 2.3 of the Bylaws, and in addition, that nominations of persons for election to the Board may be made at a special meeting of stockholders only at which two-thirds of the Whole Board, in its sole discretion has provided that directors are to be elected pursuant to the Company’s notice of meeting pursuant to Section 3.2 of the Bylaws.

Article II, Section 2.8 of the existing Bylaws has been amended to provide that, with respect to an annual or special meeting of stockholders, in the event of the absence, inability or refusal to act of the Chairman of the Board, the chairman of such meeting shall be elected by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the New York Stock Exchange present at the meeting.

Article III, Section 3.2(a) of the existing bylaws has been amended to provide that having as a purpose at a special meeting of stockholders the election of directors requires two-thirds of the Whole Board, in its sole discretion, making such determination in accordance with Section 2.3 of the Bylaws.

Article III, Section 3.2(d) of the existing Bylaws has been amended to update the notice and related procedural and disclosure requirements by which a stockholder (the “Nominating Stockholder”) may nominate a director for election to the Board at an annual or special meeting of stockholders, and to provide additional requirements for the valid nomination of a person for director. The amendment requires the Nominating Stockholder to set forth in such stockholder’s notice (a) as to each proposed nominee, (i) information regarding the proposed nominee, (ii) a written questionnaire with respect to the background and qualification of such proposed nominee, and a written statement and agreement that includes representations regarding voting and compensation arrangements and compliance with the Company’s policies and guidelines, in each case executed by the proposed nominee, and (iii) any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), and (b) as to the Nominating Stockholder, (i) the information and representations required to be noticed or otherwise provided by a Proposing Stockholder with respect to proposed business pursuant to the aforementioned amendment to Article III, Section 2.7(a) of the existing Bylaws, in each case to be provided pursuant to Section 3.2(d) with respect to the Nominating Stockholder and/or the proposed nomination, as applicable, and (ii) a representation of the Nominating Stockholder’s intentions regarding the solicitation of proxies from stockholders in support of the nomination. The amendment also provides that the Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of such proposed nominee’s independence.

Article IV, Section 4.3 of the existing Bylaws has been amended to provide that special meetings of the Board may be called by the Chairman of the Board, and shall be called by any director on the written request of at least two-thirds of the Whole Board, or the sole director, as the case may be.

Article IV, Section 4.6 of the existing Bylaws has been amended to provide that, with respect to a meeting of the Board, in the event of the absence, inability or refusal to act of the Chairman of the Board, the chairman of such meeting shall be elected by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the New York Stock Exchange present at the meeting.

Article V, Section 5.1 of the existing Bylaws has been amended to provide that special or select committees are included in the committees that may be designated by the Board.

Article VI, Section 6.1 of the existing Bylaws has been amended to provide that the Chief Executive Officer or President may appoint other officers, so long as such officers would not constitute executive officers under the U.S. securities laws.

Article VI, Section 6.1(a) of the existing Bylaws has been amended to provide that (a) the Chairman of the Board shall have general supervision and control of the financing activities of the Company and the selection of outside counsel, subject to the affirmative vote of two-thirds of the Whole Board to the contrary, (b) in the absence, inability or refusal to act of the Chairman of the Board, a chairman elected by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the New York Stock Exchange present at the meeting shall preside at meetings of the stockholders and the Board and (c) the position of Chairman of the Board and Chief Executive Officer may not be held by the same person.

Article VI, Section 6.1(b) of the existing Bylaws has been amended to delete the following sentence: “In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.”

Article VI, Section 6.1(c) of the existing Bylaws has been amended to delete the following sentence: “In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.”

Article IX, Section 9.12 of the existing Bylaws has been amended to provide that any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board (if a director or committee member), or to the Chief Executive Officer (if an officer).

Article IX, Section 9.15 of the existing Bylaws has been amended to update the vote required for the Board to adopt, amend, alter or repeal the Bylaws, from the affirmative vote of a majority of the Board to the affirmative vote of two-thirds of the Whole Board.

The Bylaws also include certain technical, conforming, modernizing and clarifying changes. The foregoing description of the Bylaws is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

3.1	Second Amended and Restated Bylaws of UpHealth, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer